EXHIBIT 10.4

TRUST AGREEMENT AMENDMENT

The Amended and Restated SUPERVALU Inc. Grantor Trust Agreement (the “Trust Agreement”), by and between SUPERVALU Inc. (the “Company”), and Wells Fargo Bank, N.A. (the “Trustee”), successor to Wells Fargo Bank Minnesota, N.A., is amended as set forth below (the “Amendment”).

WHEREAS, the Trust Agreement was originally entered into May 1, 2002;

WHEREAS, Section 10.1 of the Trust Agreement provides that the Trust Agreement may be amended at any time by the Company by delivery to the Trustee of a certified copy of a resolution of the Board of Directors of the Company authorizing such an amendment and a duly executed written instrument amending the Trust Agreement;

WHEREAS, the Board of Directors of the Company has determined that it is in the Company’s best interests to amend the Trust Agreement pursuant to Section 10.1 thereof; and

WHEREAS, capitalized terms used in this Amendment that are not defined shall have the meanings ascribed to such terms in the Trust Agreement.

NOW THEREFORE, in consideration of these premises, the Company hereby amends the Trust Agreement as follows:

1. The following new paragraph shall be added to the end of Section 3.1:

“The consummation of any transaction relating to or resulting from negotiations between the Company and an entity code named Charlie and certain of its affiliates for which the Company enters into a definitive agreement with Charlie or an affiliate of Charlie to effectuate such transaction prior to July 1, 2013, shall not be a Change of Control for the purposes of this Trust Agreement.”

2. The following new paragraph shall be added to the end of Section 3.2:

“Anything relating to or arising from negotiations between the Company and an entity code named Charlie and certain of its affiliates shall not be a Potential Change of Control for the purposes of this Trust Agreement.”

3. All references to “Hewitt Associates” in the Trust Agreement shall be replaced by references to “MullinTBG”.

4. Except as otherwise set forth in this Amendment, the terms of the Trust Agreement shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first written above, and the Trustee acknowledges delivery of the Amendment.

SUPERVALU INC.

	By:	/s/ Todd N. Sheldon
	Name:	Todd N. Sheldon
	Title:	Senior Vice President, General Counsel and Corporate Secretary

State of Minnesota
County of Hennepin

This instrument was acknowledged before me on January 9, 2013 (date) by Todd N. Sheldon

/s/ Andrea Mitlyng		[Notary Seal]
Notary’s Signature
My Commission Expires	1/31/15

WELLS FARGO BANK, N.A., solely to acknowledge delivery of the Company’s amendment to the Trust

[Notary Seal]	By:	/s/ Kim Scott
Cathy A. Renstrom	Name:	Kim Scott
My Commission Expires 1/31/15	Title:	Vice - President, Institutional Retirement and Trust